Exhibit 10.1

AMENDMENT TO FORBEARANCE AGREEMENT

This Amendment to Forbearance Agreement (this “Amendment”) is entered into as of December 16, 2019, by and between ILIAD RESEARCH AND TRADING, L.P., a Utah limited partnership (“Lender”), and CHINA RECYCLING ENERGY CORPORATION, a Nevada corporation (“Borrower”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Forbearance Agreement (as defined below).

A. Borrower and Lender previously entered into that certain Forbearance Agreement dated September 11, 2019 (the “Forbearance Agreement”).

B. Borrower and Lender have agreed to amend the Forbearance Agreement, subject to the terms, amendments, conditions and understandings expressed in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Amendments. Section 3 of the Forbearance Agreement is deleted in its entirety and replaced with the following:

“3. Redemption Adjustments. Notwithstanding anything to the contrary in the Note, in the event Lender delivers a Redemption Notice to Borrower and the Redemption Amount set forth therein is not paid in cash to Lender within three (3) Trading Days, then the applicable Redemption Amount shall be increased by 25% (the “First Adjustment,” and such increase to the Redemption Amount, the “First Adjusted Redemption Amount”). In the event the First Adjusted Redemption Amount is not paid within three (3) Trading Days after the date of First Adjustment, then the First Adjusted Redemption Amount shall be increased in accordance with the following formula: $0.30 divided by the lowest Closing Trade Price of the Common Stock during the twenty (20) Trading Days prior to the date of Lender delivers the Redemption Notice and the resulting quotient multiplied by the First Adjusted Redemption Amount (the “Second Adjustment,” and such increase to the First Adjusted Redemption Amount, the “Second Adjusted Redemption Amount”); provided, however, that such formula shall only be applied if the resulting quotient is greater than one (1) and such formula shall in no event be used to reduce the First Adjusted Redemption Amount. Upon payment in cash of the First Adjusted Redemption Amount or Second Adjusted Redemption Amount, the Outstanding Balance will be reduced by the original amount set forth in the Redemption Notice. The foregoing adjustment procedure shall terminate at such time as Lender has submitted (and been paid on) redemptions or have repaid Note amount equal to $1,173,480.00, including all redemptions that have occurred prior to the date of this Amendment.”

3. Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

a. Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

b. There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

c. Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Transaction Documents.

d. Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

e. Borrower represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Transaction Documents or have occurred prior to the date hereof.

4. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with this Amendment.

5. Other Terms Unchanged. The Forbearance Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Forbearance Agreement after the date of this Amendment is deemed to be a reference to the Forbearance Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Forbearance Agreement, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Forbearance Agreement, as in effect prior to the date hereof.

6. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

BORROWER:

CHINA RECYCLING ENERGY CORPORATION

By:
Name:
Title:

LENDER:

ILIAD RESEARCH AND TRADING, L.P.

By:	Iliad Management, LLC, its General Partner

By:	Fife Trading, Inc., its Manager

By:
John M. Fife, President

[Signature page lo Amendment to Forbearance Agreement]

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